UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

AGL RESOURCES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Key Benefits: Southern Company-AGL Resources Merger
On Aug. 24, 2015, Southern Company and AGL Resources announced an agreement to combine two U.S. electric and gas industry leaders, which when completed, would create America’s second-largest utility company by customer base and will better position the companies to meet customers’ growing energy needs.
The merger is expected to create a larger, more diverse, and financially stronger combined company positioned to ensure the highest quality of service at affordable rates and to support continued economic development. The merger will be seamless to customers, with no expected change in management and day-to-day operations for AGL Resources or Nicor Gas.
Nicor Gas staffing levels are expected to remain at current levels, with continued headquarters in Naperville, Illinois.
Additional expected benefits include:

•	The Southern Company system’s long history of successful operations providing safe, reliable, affordable service for millions of customers.

•	A company philosophy aimed at creating an environment for achieving and sustaining safety excellence, with a goal to complete “every day, every job, safely.”

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Continued level of company support for local Illinois community programs/charities. Southern Company is always a “citizen wherever we serve.” Community involvement is one of the cornerstones of Southern Company’s culture as we strive to improve the lives of the individuals and communities we are privileged to serve.

•	Increased financial strength of AGL Resources and Nicor Gas as a result of the merger, benefiting customers.

Quick Facts: Southern Company-AGL Resources

The Transaction
• Approximately $12 billion transaction value, including a total equity value of approximately $8 billion • Anticipated completion: Second half of 2016

The Combined Company
Operations across America	Approximately 46,000 MW of generating capacity
11 electric and gas utilities	Nearly 200,000 miles of power lines
31,000 total employees	More than 80,000 miles of natural gas pipelines/distribution facilities
Approximately 9 million utility customers, and more than 1 million retail customers	190 Bcf of natural gas storage capacity

Cautionary Statement Regarding Forward-Looking Statements
To the extent any statements made in this communication contain information that is not historical, these statements are forward-looking statements and are subject to uncertainties and risks. These forward-looking statements relate to, among other things, the expected benefits of the transaction such as efficiencies, cost savings, growth potential, and the expected timing of the completion of the transaction. Forward-looking statements often include words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “indicate,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “proposed,” “seek,” “should,” “target,” “would” or similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this document that contain forward-looking statements are qualified by these cautionary statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals in connection with the transaction with The Southern Company by the Company’s shareholders and government or regulatory agencies (including the terms of such approvals); the risk that another condition to closing of the merger may not be satisfied; and other risk factors relating to the energy industry, as detailed from time to time in the Company’s reports filed with the SEC. There can be no assurance that the transaction will in fact be consummated.
Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this communication, as well as under Item 1.A in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and Item 1.A in the Company’s most recent Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015. The Company cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the Company, investors and security holders should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the transaction or other matters attributable to the Company or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.
There also may be other factors that we do not anticipate or that we do not recognize are material that could cause results to differ materially from expectations. Forward-looking statements speak only as of the date they are made. The Company expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required by law.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the transaction between AGL Resources Inc. (the “Company”) and The Southern Company. In connection with the transaction, the Company filed a preliminary proxy with the United States Securities and Exchange Commission (the “SEC”) on September 11, 2015, and intends to file other relevant materials with the SEC, including a proxy statement in definitive form. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Investors and security holders will be able to obtain the definitive proxy statement (when available), as well as other filings containing information about AGL Resources Inc., free of charge, at the SEC’s website at www.sec.gov, or free of charge from the Company at www.aglresources.com under the Investor Relations section or by directing a request to the Company at AGL Resources Inc., P.O. Box 4569, Atlanta, GA 30302-4569.
Participants in the Solicitation
The directors and executive officers of the Company, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding the Company’s directors and executive officers is available in its definitive proxy statement filed with the SEC on March 17, 2015. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

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